Exhibit 99.1
NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371
FOR IMMEDIATE RELEASE:
September 8, 2005
SEARS HOLDINGS CORPORATION REPORTS
SECOND QUARTER 2005 RESULTS AND
ANNOUNCES LEADERSHIP CHANGES
AYLWIN LEWIS NAMED SEARS HOLDINGS CEO
     HOFFMAN ESTATES, Ill. — Sears Holdings Corporation (Nasdaq: SHLD) issued its financial statements for the quarter ended July 30, 2005. Sears Holdings Corporation (“Holdings” or the “Company”) was created in connection with the merger of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Sears”) which was completed on March 24, 2005. Sears Holdings is the nation’s third largest broadline retailer with approximately 2,300 full-line and 1,200 specialty retail stores in the United States operating through Kmart and Sears and 368 full-line and specialty stores in Canada operating through Sears Canada Inc. (“Sears Canada”), a 54%-owned subsidiary.
The statements of operations included below for the 13 and 26 weeks ended July 30, 2005 are not comparable to the prior year periods because the prior year periods do not include Sears results. Additionally, the statement of operations for the 26 weeks ended July 30, 2005 is not representative of the Company’s on-going results as it only includes the results of Sears from March 25, 2005 forward. In order to provide information on the trends and on-going performance of the combined Company, pro forma results are presented as though Kmart and Sears had been combined as of the beginning of 2004. The Company has also provided its calculation of Pro Forma Adjusted EBITDA for Holdings, including a breakdown of Pro Forma Adjusted EBITDA between its domestic and Canadian operations. Reconciliation of the pro forma results of operations to the GAAP results of operations has also been included.
Financial Position
As of July 30, 2005, Holdings had approximately $30 billion of assets and $11 billion of equity, as follows:

	July 30,	July 28,	Jan. 26,
(in billions)	2005	2004(1)	2005(1)

Total assets	$30.4	$6.6	$8.7
Total liabilities	19.1	4.1	4.2

Shareholders’ equity	$11.3	$2.5	$4.5

(1)	For accounting purposes, the business combination was treated as a purchase of Sears by Kmart. As such, the historical financial statements of Kmart become the historical financial statements for Holdings.
As of July 30, 2005, the Company had over $2.0 billion of cash and cash equivalents (approximately $1.9 billion domestically), up from $1.6 billion at the end of the first quarter. During the second quarter of 2005, the Company reduced its outstanding debt and capital lease obligations by $227 million to $4.2 billion ($3.4 billion domestically).
Holdings’ inventory level at July 30, 2005 was approximately $9.0 billion, an increase of $5.8 billion over the prior year as a result of the merger. As of the end of the prior year period, the combined inventory on a FIFO basis of Sears and Kmart was approximately $9.4 billion. The merchandise payable balance was $3.5 billion at July 30, 2005 compared to $3.8 billion for Sears and Kmart combined as of July 28, 2004.

Exhibit 99.1
During the quarter ended July 30, 2005, the Company spent $114 million on capital expenditures compared to $69 million and $218 million spent by Kmart and Sears, respectively, during their second quarters of the prior year.
Comparable Sales in Second Quarter
Kmart comparable store sales and total sales decreased 0.3% and 3.2%, respectively, for the 13-week period ended July 30, 2005 compared to the 13-week period ended July 28, 2004. Total sales were negatively impacted by a reduction in the total number of operating Kmart stores. While Kmart’s same-store sales declined as a result of lower transaction volumes, several businesses, including apparel, had positive same-store sales during the period.
Sears Domestic sales declined 3.0% for the quarter. The decline was due to a 7.4% decrease in domestic comparable store sales partially offset by strong home services sales. The decline in Sears Domestic comparable store sales reflects efforts initiated in 2005 to improve gross margin by reducing reliance on certain promotional events and reducing inventory levels to lower merchandise holding costs.
Statements of Operations
Holdings’ statements of operations for the 13 and 26 weeks ended July 30, 2005 and July 28, 2004 are as follows:

	13 Weeks Ended		26 Weeks Ended
	July 30,	July 28,	July 30,	July 28,
(in millions, except per share amounts)	2005	2004	2005	2004

Total revenues	$13,192	$4,797	$20,818	$9,424

Cost of sales, buying and occupancy	9,550	3,607	15,205	7,152
Selling and administrative	2,984	983	4,699	1,928
Depreciation and amortization	280	4	387	8
Gain on sales of assets	(4)	(72)	(10)	(104)
Provision for uncollectible accounts	16	—	17	—
Restructuring charges	42	—	45	—

Total costs and expenses	12,868	4,522	20,343	8,984

Operating income	324	275	475	440
Interest expense, net	(72)	(33)	(114)	(61)
Bankruptcy-related recoveries	15	5	32	12
Other income	2	—	11	3

Income before income taxes, minority interest and cumulative effect of change in accounting principle	269	247	404	394
Income taxes	103	93	155	149
Minority interest	5	—	7	—

Income before change in accounting principle	$161	$154	$242	$245
Cumulative effect of change in accounting principle	—	—	(90)	—

Net income	$161	$154	$152	$245

Per share (diluted basis)
Earnings per share before change in accounting principle	$0.98	$1.54	$1.66	$2.47
Cumulative effect of change in accounting principle	—	—	(0.61)	—

Earnings per share	$0.98	$1.54	$1.05	$2.47

Diluted weighted average shares outstanding	165.1	101.5	145.4	101.1
Operating income for the quarter increased $49 million reflecting the inclusion of Sears, which had $225 million in operating income in the quarter, partially offset by $68 million less in gains on the sale of assets realized this year and $42 million in restructuring charges recognized in the current quarter related to the merger. In addition, the effect of purchase accounting adjustments that resulted from the merger reduced operating income by $75 million. On a combined basis, the merger-related restructuring charges and purchase accounting adjustments reduced reported earnings per share by $0.41 for the quarter. These costs were partially offset by bankruptcy-related recoveries of $15 million ($0.06 per share). Going forward, purchase accounting adjustments will continue to impact the Company’s reported EPS although they should not impact its cash flows.

Exhibit 99.1
A $90 million after-tax charge was recorded as a cumulative effect of change in accounting in the first quarter of 2005 resulting from the Company’s decision to change its method of accounting for certain indirect overhead costs included in inventory.
Leadership Changes
Sears Holdings also announced several organizational and executive changes effective September 30, 2005. Aylwin B. Lewis will assume the position of Chief Executive Officer and President of Sears Holdings, with responsibility for the Company’s 3,900 stores, as well as home services, finance, legal, supply chain, information technology, and human resources. Edward S. Lampert, Sears Holdings’ Chairman, will lead Sears Holdings’ initiatives to become more responsive to its customers. Mr. Lampert will direct the marketing, merchandising, design, and on-line businesses of Sears Holdings, as well as Lands’ End, to ensure that these initiatives are clearly focused on responding to customer needs. William C. Crowley, Sears Holdings’ Chief Financial Officer, will assume additional responsibilities associated with the newly created role of Chief Administrative Officer. Alan J. Lacy will continue to serve as Vice Chairman and a Director and as a member of the Office of the Chairman. Mr. Lacy will also continue to serve as the Chairman of the Board of Directors of Sears Canada and, together with Mr. Lampert, will focus on merger integration and strategic issues.
Mr. Lampert said, “Alan, Aylwin and I believe these changes will achieve greater clarity in our operating management and align this corporate structure with our vision of Sears Holdings. Our goal is to build one company with multiple ways of connecting with our customers, including our various store formats, on-line offerings, service relationships, and credit products. Alan will continue to make substantial contributions to Sears Holdings and to provide his leadership and judgment on our merger integration opportunities and strategic issues.”
Mr. Lacy said, “As a result of the hard work and commitment of the Sears Holdings executives and associates, we have made rapid progress in integrating the two companies. This is the next logical step in the transformation of the Company into a more customer-focused organization.”
Mr. Lewis said, “Sears Holdings has the potential to be a great retailer, and we are striving to create a great retail experience for consumers wherever and however they choose to shop. Our focus will be the customer.”
Sale of Sears Canada Credit Card Business
On August 31, 2005, Sears Canada announced that it had entered into an agreement to sell its Credit and Financial Services business to JP Morgan Chase & Co. The sale is expected to generate cash proceeds to Sears Canada of $1.8 billion and to close by the end of 2005, subject to regulatory approvals and closing conditions. Although Sears Canada has not yet made any final determination as to the use of the proceeds, it expects to return a substantial portion of the proceeds to shareholders.
Pro Forma Results
The statements of operations for the 13 and 26 weeks ended July 30, 2005 are not comparable to the prior year periods because the prior periods do not include the results of Sears. Additionally, the statement of operations for the 26 weeks ended July 30, 2005 is not representative of the Company’s on-going results as it only includes Sears results from March 25, 2005 forward. Therefore, the Company believes that an understanding of trends and on-going performance is not complete without presenting results on a pro forma basis that include Sears results for all periods presented.
The following pro forma statements of operations summarize the results of Holdings assuming that the merger occurred at the beginning of 2004.

Exhibit 99.1

	13 Weeks Ended		26 Weeks Ended
(in millions, except per share amounts)	July 30,	July 28,	July 30,	July 28,
	2005	2004	2005(1)	2004
		Pro Forma	Pro Forma	Pro Forma

Total revenues	$13,192	$13,472	$25,955	$26,241

Cost of sales, buying and occupancy	9,550	9,914	18,877	19,341
Gross margin rate	27.2%	26.0%	26.8%	25.8%
Selling and administrative	2,984	3,035	6,024	5,987
Selling and administrative expense as a percentage of total revenues	22.6%	22.5%	23.2%	22.8%
Depreciation and amortization	280	305	563	588
Provision for uncollectible accounts	16	10	33	26
Gain on sales of assets	(4)	(77)	(11)	(113)
Restructuring charges	42	41	45	41

Total costs and expenses	12,868	13,228	25,531	25,870

Operating income	324	244	424	371
Interest expense, net	(72)	(90)	(147)	(185)
Bankruptcy-related recoveries	15	5	32	12
Other income	2	24	21	49

Income before income taxes, minority interest and cumulative effect of change in accounting principle	269	183	330	247
Percent to revenues	2.0%	1.4%	1.3%	0.9%
Income taxes	103	69	144	95
Minority interest	5	4	13	7

Income before change in accounting principle	$161	$110	$173	$145
Cumulative effect of change in accounting principle	—	—	(90)	—

Net income	$161	$110	$83	$145

Diluted earnings per share	$0.98	$0.67	$0.51	$0.89

(1)	Includes $34 million of transaction costs related to the merger.
The pro forma information is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of 2004 or that may result in the future. The pro forma information has not been adjusted to reflect any operating efficiencies that may be realized as a result of the merger.
Pro Forma Adjusted EBITDA
For purposes of evaluating operating performance, the Company’s management uses a Pro Forma Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”) measurement computed as operating income on the statement of operations less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude certain merger-related costs and restructuring charges. Pro Forma Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s businesses for comparable periods. Pro Forma Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP financial measures as well in managing the Company’s businesses.
While Pro Forma Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:
1.	EBITDA excludes the effect of financing and investing activities by eliminating the effect of interest and depreciation costs; and

2.	Management considers gains (losses) on the sale of assets to result from investing decisions rather than ongoing operations.

Exhibit 99.1
Pro Forma Adjusted EBITDA is determined as follows:

	13 Weeks Ended		26 Weeks Ended
	July 30, 2005	July 28, 2004	July 30, 2005	July 28, 2004
		Pro Forma	Pro Forma	Pro Forma

Operating income per statement of operations	$324	$244	$424	$371
Plus depreciation and amortization	280	305	563	588
Less gain on sale of assets	(4)	(77)	(11)	(113)

Before excluded items	600	472	976	846

Merger transaction costs	—	—	34	—
Restructuring charges	42	41	45	41

Pro Forma Adjusted EBITDA as defined	$642	$513	$1,055	$887

% to revenues	4.9%	3.8%	4.1%	3.4%
Pro Forma Adjusted EBITDA for the Company’s domestic (United States operations) and Sears Canada operations is as follows:

	13 Weeks Ended				26 Weeks Ended
	Pro Forma Adjusted				Pro Forma
	EBITDA		% To Revenues		Adjusted EBITDA		% To Revenues
	July 30,	July 28,	July 30,	July 28,	July 30,	July 28,	July 30,	July 28,
	2005	2004	2005	2004	2005	2004	2005	2004
				Pro Forma			Pro Forma	Pro Forma

Domestic operations	$588	$449	4.9%	3.6%	$952	$776	4.0%	3.2%
Sears Canada	54	64	4.5%	5.8%	103	111	4.5%	5.2%

Total Pro Forma Adjusted EBITDA	$642	$513	4.9%	3.8%	$1,055	$887	4.1%	3.4%

* * * * * * * * * * * * * * * * *
For a detailed discussion of the Company’s financial results, please see the Company’s Quarterly Report on Form 10-Q, which has been filed with the Securities and Exchange Commission and posted to the Company’s website at www.searsholdings.com.
About Sears Holdings Corporation
Sears Holdings Corporation is the nation’s third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as one of the leading retailers of tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. The Company is the nation’s largest provider of home services, with more than 14 million service calls made annually. For more information, visit Sears Holdings’ website at www.searsholdings.com.
Forward-Looking Statements
This press release contains forward-looking statements about Sears Holdings’ expectations regarding the sale of Sears Canada’s Credit and Financial Services business to JP Morgan Chase & Co., including statements concerning expected benefits to Sears Holdings and the timing of closing of the transaction. Statements preceded by, followed by or that otherwise include the word “expects” and similar expressions or future or conditional verbs are generally forward-looking in nature and not historical facts. These forward-looking statements are based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward looking statements. Risks and uncertainties include the possibility that the Sears Canada transaction

Exhibit 99.1
does not close or other factors outside the control of Sears Holdings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.
PRO FORMA RECONCILIATION
The following table provides the as reported results for the 13-week period ended July 30, 2005 and a reconciliation from the as reported results to the pro forma results presented above for Sears Holdings for the 13-week period July 28, 2004, respectively.
Holdings

	13 Weeks
	Ended
	July 30,
	2005	13 Weeks Ended July 28, 2004
(millions, except per share data)			Pre-
	As		merger	Purchase		Pro
	reported	As reported	Activity(1)	Acctng		Forma

Merchandise sales and services	$13,114	$4,797	$8,594	$—		$13,391
Credit and financial products revenues	78	—	81	—		81

Total revenue	13,192	4,797	8,675	—		13,472

Cost of sales, buying and occupancy	9,550	3,607	6,304	3	(2)	9,914
Gross margin rate	27.2%	24.8%	26.6%			26.0%
Selling and administrative	2,984	983	2,029	23	(3)	3,035
Selling and administrative as % of total revenues	22.6%	20.5%	23.4%			22.5%
Depreciation and amortization	280	4	252	49	(4)	305
Provision for uncollectible accounts	16	—	10	—		10
Gain on sales of assets	(4)	(72)	(5)	—		(77)
Restructuring charges	42	—	41	—		41

Total costs and expenses	12,868	4,522	8,631	75		13,228

Operating income (loss)	324	275	44	(75)		244
Interest (expense) income, net	(72)	(33)	(64)	7	(5)	(90)
Bankruptcy-related recoveries	15	5	—	—		5
Other income	2	—	24	—		24

Income before income taxes, minority interest and cumulative effect of change in accounting principle	269	247	4	(68)		183
Income tax expense (benefit)	103	93	2	(26	)(6)	69
Minority interest	5	—	4	—		4

Income before cumulative effect of change in accounting principle	161	154	(2)	(42)		110

NET INCOME (LOSS)	$161	$154	$(2)	$(42)		$110

Diluted earnings per share	$0.98	$1.54				$0.67

(1)	Represents the 2004 results of operations for the period May 2, 2004 through July 31, 2004 for Sears Domestic and the period April 4, 2004 through July 3, 2004 for Sears Canada.

(2)	Represents an increase to cost of sales, buying and occupancy expense resulting from the adjustment to Sears’ inventory based on the adjustment of such assets to fair value.

(3)	Represents an increase to selling and administrative expense resulting from the adjustment to Sears’ pension and postretirement plans based on the adjustment of such liabilities to fair value.

(4)	Represents an increase in depreciation and amortization expense resulting from the adjustment to Sears’ property and equipment and identifiable intangible assets based on the adjustment of such assets to fair value.

(5)	Represents a decrease to interest expense resulting from the adjustment to Sears debt based on the adjustments of such liabilities to fair value.

(6)	Represents the aggregate pro forma income tax effect (38.4%) of notes (2) through (5) above.

Exhibit 99.1
The following table provides a reconciliation from the as reported results to the pro forma results presented above for Holdings for the 26-week periods ended July 30, 2005 and July 28, 2004, respectively.
Holdings

	26 Weeks Ended July 30, 2005					26 Weeks Ended July 28, 2004
(millions, except per share data)		Pre-					Pre-
		merger					merger
	As	Activity	Purchase		Pro	As	Activity	Purchase		Pro
	reported	(1)	Acctng		forma	reported	(1)	Acctng		forma
Merchandise sales and services	$20,731	$5,051	$—		$25,782	$9,424	$16,649	$—		$26,073
Credit and financial products revenues	87	86	—		173	—	168	—		168

Total revenue	20,818	5,137	—		25,955	9,424	16,817	—		26,241

Cost of sales, buying and occupancy	15,205	3,672	—		18,877	7,152	12,181	8	(2)	19,341
Gross margin rate	26.7%	27.3%			26.8%	24.1%	26.8%			25.8%
Selling and administrative	4,699	1,314	11	(3)	6,024	1,928	4,018	41	(3)	5,987
Selling and administrative as % of total revenues	22.6%	25.6%			23.2%	20.5%	23.9%			22.8%
Depreciation and amortization	387	147	29	(4)	563	8	484	96	(4)	588
Provision for uncollectible accounts	17	16	—		33	—	26	—		26
Gain on sales of assets	(10)	(1)	—		(11)	(104)	(9)	—		(113)
Restructuring charges	45	—	—		45	—	41	—		41

Total costs and expenses	20,343	5,148	40		25,531	8,984	16,741	145		25,870

Operating income (loss)	475	(11)	(40)		424	440	76	(145)		371
Interest (expense) income, net	(114)	(35)	2	(5)	(147)	(61)	(134)	10	(5)	(185)
Bankruptcy-related recoveries	32	—	—		32	12	—	—		12
Other income	11	10	—		21	3	46	—		49

Income before income taxes, minority interest and cumulative effect of change in accounting principle	404	(36)	(38)		330	394	(12)	(135)		247
Income tax expense (benefit)	155	4	(15	)(6)	144	149	(4)	(50	)(6)	95
Minority interest	7	6	—		13	—	7	—		7

Income before cumulative effect of change in accounting principle	242	(46)	(23)		173	245	(15)	(85)		145
Cumulative effect of change in accounting principle, net of tax	(90)	—	—		(90)	—	—	—		—

NET INCOME (LOSS)	$152	$(46)	$(23)		$83	$245	$(15)	$(85)		$145

Diluted earnings per share	$1.05				$0.51	$2.47				$0.89
Diluted earnings per share before cumulative effect of change in accounting principle	$1.66				$1.06	$2.47				$0.89

(1)	Represents the 2005 results of operations for the period January 30, 2005 through March 24, 2005 for Sears Domestic and the period January 2, 2005 through March 24, 2005 for Sears Canada and the 2004 results of operations for the period February 1, 2004 through July 31, 2004 for Sears Domestic and the period January 4, 2004 through July 3, 2004 for Sears Canada.

(2)	Represents an increase to cost of sales, buying and occupancy expense resulting from the adjustment to Sears’ inventory based on the adjustment of such assets to fair value.

(3)	Represents an increase to selling and administrative expense resulting from the adjustment to Sears’ pension and postretirement plans based on the adjustment of such liabilities to fair value.

(4)	Represents an increase in depreciation and amortization expense resulting from the adjustment to Sears’ property and equipment and identifiable intangible assets based on the adjustment of such assets to fair value.

(5)	Represents a decrease to interest expense resulting from the adjustment to Sears debt based on the adjustments of such liabilities to fair value.

(6)	Represents the aggregate pro forma income tax effect (38.4%) of notes (2) through (5) above.

Exhibit 99.1
The following table reconciles Pro Forma Adjusted EBITDA to net income as reported for the 13-week periods ended:

	July 30,	July 28,
	2005	2004

Pro Forma Adjusted EBITDA	$642	$513

Restructuring charges	(42)	(41)

Pro Forma Adjusted EBITDA after restructuring charges	600	472

Depreciation and amortization	(280)	(305)
Less gain on sale of assets	4	77

Pro Forma operating income	324	244

Interest expense, net	(72)	(90)
Bankruptcy-related recoveries	15	5
Other income	2	24
Income tax expense	(103)	(69)
Minority interest expense	(5)	(4)

Pro Forma net income	161	110

Less pre-merger activity	—	2
Less effect of purchase accounting adjustments	—	42

Net income as reported	$161	$154

The following table reconciles Pro Forma Adjusted EBITDA to net income as reported for the 26-week periods ended:

	July 30,	July 28,
	2005	2004

Pro Forma Adjusted EBITDA	$1,055	$887

Merger transaction costs	(34)	—
Restructuring charges	(45)	(41)

Pro Forma Adjusted EBITDA after merger-related items and restructuring charges	976	846

Depreciation and amortization	(563)	(588)
Less gain on sale of assets	11	113

Pro Forma operating income	424	371

Interest expense, net	(147)	(185)
Bankruptcy-related recoveries	32	12
Other income	21	49
Income tax expense	(144)	(95)
Minority interest expense	(13)	(7)
Change in accounting principle	(90)	—

Pro Forma net income	83	145

Less pre-merger activity	46	15
Less effect of purchase accounting adjustments	23	85

Net income as reported	$152	$245